UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2013 (December 23, 2013)

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital New York Recovery REIT, Inc. (the "Company") previously filed a Current Report on Form 8-K on December 26, 2013 (the "Original Form 8-K") reporting its acquisition of the fee simple interest in an institutional-quality office building located at 1440 Broadway in the Times Square South neighborhood of Manhattan, New York (the "property").  This Amended Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.
 In evaluating the property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company has considered a variety of material factors including: location; demographics; credit quality of the tenants; duration of the in-place leases; strong occupancy and the fact that the overall rental rates are comparable to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; the level of competition in the rental market; and the lack of required capital improvements.
 The Company believes that the property is well located, has acceptable roadway access and is well maintained. The property is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the property could be affected by changes in local economic conditions. The Company did not consider any other factors material or relevant to the decision to acquire the property, nor, after reasonable inquiry, is the Company aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accountants

Stockholders and Board of Directors
American Realty Capital New York Recovery REIT, Inc.
We have audited the accompanying Statements of Revenue and Certain Expenses (the "Historical Summary") of a fee simple interest in an office building located at 1440 Broadway in Manhattan, New York (the "1440 Broadway Property") which comprise the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the Historical Summary.

Management's responsibility for the Historical Summary
Management of American Realty New York Recovery REIT, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the 1440 Broadway Property for the year ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the 1440 Broadway Property's revenues and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 27, 2014

THE 1440 BROADWAY PROPERTY

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Nine Months Ended	Year Ended
	September 30, 2013	December 31, 2012
	(Unaudited)
Revenues:
Rental income	$25,544	$34,003
Operating expense reimbursements	5,697	7,921
Total revenues	31,241	41,924

Certain expenses:
Real estate taxes	6,546	8,061
Property operating	6,840	9,476
Insurance	303	364
Total certain expenses	13,689	17,901
Revenues in excess of certain expenses	$17,552	$24,023
 The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE 1440 BROADWAY PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts as of and for the nine months ended September 30, 2013 are unaudited)

1. Background and Basis of Presentation
The accompanying Statements of Revenues and Certain Expenses ("Historical Summary") include the operations of the fee simple interest in an institutional-quality office building located at 1440 Broadway in the Times Square South neighborhood of Manhattan, New York (the "1440 Broadway Property") for the nine months ended September 30, 2013 and year ended December 31, 2012. American Realty Capital New York Recovery REIT, Inc. (the "Company") completed its acquisition of the 1440 Broadway Property through a wholly owned subsidiary of its operating partnership from 1440 Broadway Owner, LLC (the "Seller"), an unaffiliated third party on December 23, 2013, for a base purchase price of $528.6 million. The 1440 Broadway Property contains 755,679 rentable square feet and consists of 25 floors of office, retail and basement storage space.
The accompanying Historical Summary in this Amendment No. 1 to Current Report on Form 8-K/A has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which require that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors:  (a) the 1440 Broadway Property was acquired from an unaffiliated party and (b) based on due diligence of the 1440 Broadway Property by the Company, management is not aware of any material factors relating to the 1440 Broadway Property that would cause this financial information not to be indicative of future operating results.
2.  Summary of Significant Accounting Policies
The Historical Summary included herein was prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and with the special instructions for real estate operations to be acquired under Rule 3-14 of Regulation S-X. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. The results of operations for the nine months ended September 30, 2013 are not necessarily indicative of the results for the entire year or any subsequent interim period.
Revenue Recognition
Under the terms of the leases with respect to the 1440 Broadway Property, the tenants pay monthly rent reimbursements to the 1440 Broadway Property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase in rental income of $3.5 million over the rent payments received in cash for the nine months ended September 30, 2013 and a decrease in rental income of $1.2 million below the rent payments received in cash for the year ended December 31, 2012.
The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis as of September 30, 2013 and December 31, 2012:

Tenant	September 30, 2013	December 31, 2012
Macy's Inc.	30.3%	26.6%
RentPath, Inc.	24.8%	25.5%
The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of September 30, 2013 and December 31, 2012.
Use of Estimates
The preparation of the Historical Summary in conformity with GAAP requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE 1440 BROADWAY PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts as of and for the nine months ended September 30, 2013 are unaudited)

3. Future Minimum Base Rental Payments
The following table presents future minimum base cash rental payments due to the Company subsequent to September 30, 2013.  These amounts exclude contingent rental payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items. Future minimum base rental payments are as follows:

(In thousands)	Future Minimum Lease Payments
October 1, 2013 to December 31, 2013	$8,137
2014	32,612
2015	33,950
2016	22,220
2017	20,522
2018 and thereafter	109,305
Total	$226,746
4. Related Party Transactions
The Seller had a property management agreement with 1440 Broadway Management, LLC (the "Property Manager"), an affiliate of the Seller, to provide property management services at the 1440 Broadway Property. The Seller paid the Property Manager a monthly fee equal to 3.5% of the gross rents during the immediately preceding month received on account of all leases, license agreements and all other income generating agreements applicable to the 1440 Broadway Property. During the nine months ended September 30, 2013 and the year ended December 31, 2012, the 1440 Broadway Property incurred $1.0 million and $1.5 million in property management fees, respectively, which are included in property operating expenses on the Statements of Revenues and Certain Expenses.
5. Subsequent Events
The Company has evaluated subsequent events through February 27, 2014, the date on which this Historical Summary has been issued, and has determined that there have not been any events that have occurred that would require adjustments to or disclosure in the Historical Summary.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2013
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the 1440 Broadway Property, as referenced in the Notes to the audited Historical Summary above, as of September 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statements of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the 1440 Broadway Property as of September 30, 2013, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York Recovery REIT, Inc.(1)	1440 Broadway Property (2)		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Assets
Real estate investments, at cost:
Land	$208,748	$217,066		$425,814
Buildings, fixtures and improvements	529,816	289,411		819,227
Acquired intangible lease assets	83,102	45,587		128,689
Total real estate investments, at cost	821,666	552,064		1,373,730
Less: accumulated depreciation and amortization	(32,106)	—		(32,106)
Total real estate investments, net	789,560	552,064		1,341,624
Cash and cash equivalents	376,552	—		376,552
Restricted cash	1,490	—		1,490
Investment securities, at fair value	1,107	—		1,107
Derivatives, at fair value	301	—		301
Receivable for sales of common stock	10,589	—		10,589
Due from affiliates, net	500	—		500
Prepaid expenses and other assets	21,739	—		21,739
Deferred costs, net	11,346	—		11,346
Total assets	$1,213,184	$552,064		$1,765,248
Liabilities and Equity
Mortgage notes payable	$172,831	$—		$172,831
Credit facility	80,000	221,200	(3)	301,200
Below market lease liabilities, net	33,299	23,463		56,762
Derivative, at fair value	1,557	—		1,557
Accounts payable and accrued expenses	23,603	—		23,603
Deferred rent and other liabilities	1,642	—		1,642
Distributions payable	4,987	—		4,987
Total liabilities	317,919	244,663		562,582
Common stock	1,078	315		1,393
Additional paid-in capital	945,588	314,291		1,259,879
Accumulated other comprehensive loss	(1,424)	—		(1,424)
Accumulated deficit	(51,195)	(7,205)		(58,400)
Total stockholders' equity	894,047	307,401		1,201,448
Non-controlling interests	1,218	—		1,218
Total equity	895,265	307,401		1,202,666
Total liabilities and equity	$1,213,184	$552,064		$1,765,248

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Reflects the Company's historical unaudited Balance Sheet as of September 30, 2013, as previously filed with the Company's Quarterly Report on Form 10-Q.

(2)
Reflects the acquisition of the 1440 Broadway Property. The purchase price, excluding related acquisition expenses of $7.2 million, was $528.6 million, which was funded through the sale of common stock and proceeds from the Company's credit facility.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at contract rates during the expected lease-up period, which is estimated to be six months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from 1 to 16 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(3)
Reflects a $221.2 million drawdown on the Company's unsecured credit facility with Capital One, National Association, among other lenders, as described in Item 2.03 of the Original Report on Form 8-K, as referenced in the Explanatory Note above, which the Company used to finance a portion of the purchase price of the 1440 Broadway Property.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND YEAR ENDED DECEMBER 31, 2012

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the nine months ended September 30, 2013, are presented as if the Company had acquired the 1440 Broadway Property, as referenced in the Notes to the audited Historical Summary above, as of the beginning of the earliest period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the 1440 Broadway Property as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.
Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2013:

(In thousands)	American Realty Capital New York Recovery REIT. (1)	1440 Broadway Property (2)	Pro Forma Adjustments 1440 Broadway Property		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Revenues:
Rental income	$32,283	$25,544	$7,744	(3)	$65,571
Operating expense reimbursements	2,677	5,697	—		8,374
Total revenues	34,960	31,241	7,744		73,945
Operating expenses:
Property operating	7,855	13,689	—		21,544
Acquisition and transaction related	4,639	—	—		4,639
General and administrative	547	—	—		547
Depreciation and amortization	20,531	—	28,105	(4)	48,636
Total operating expenses	33,572	13,689	28,105		75,366
Operating income (loss)	1,388	17,552	(20,361)		(1,421)
Other income (expenses):
Interest expense	(7,589)	—	(3,095)	(5)	(10,684)
Interest and investment income	27	—	—		27
Loss on derivative instrument	4	—	—		4
Total other expenses	(7,558)	—	(3,095)		(10,653)
Net income (loss)	(6,170)	17,552	(23,456)		(12,074)
Net loss attributable to non-controlling interests	22	—	—		22
Net income (loss) attributable to stockholders	$(6,148)	$17,552	$(23,456)		$(12,052)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND YEAR ENDED DECEMBER 31, 2012

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	American Realty Capital New York Recovery REIT. (1)	1440 Broadway Property (2)	Pro Forma Adjustments 1440 Broadway Property		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Revenues:
Rental income	$14,519	$34,003	$10,382	(3)	$58,904
Operating expense reimbursements	903	7,921	—		8,824
Total revenues	15,422	41,924	10,382		67,728
Operating expenses:
Property operating	2,398	17,901	—		20,299
Acquisition and transaction related	6,066	—	—		6,066
General and administrative	226	—	—		226
Depreciation and amortization	8,097	—	37,474	(4)	45,571
Total operating expenses	16,787	17,901	37,474		72,162
Operating income (loss)	(1,365)	24,023	(27,092)		(4,434)
Other income (expenses):
Interest expense	(4,994)	—	(4,127)	(5)	(9,121)
Interest income	1	—	—		1
Loss on derivative instrument	(14)	—	—		(14)
Total other expenses	(5,007)	—	(4,127)		(9,134)
Net income (loss)	(6,372)	24,023	(31,219)		(13,568)
Net loss attributable to non-controlling interests	33	—	—		33
Net income (loss) attributable to stockholders	$(6,339)	$24,023	$(31,219)		$(13,535)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND YEAR ENDED DECEMBER 31, 2012

(1) Reflects the Company's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the 1440 Broadway Property for the period indicated, excluding related acquisition expenses of $7.2 million.
(3) Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for above- and below-market leases.
(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings, seven years for building improvements and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial terms of the respective leases, which range from 1 to 16 years.

(5)	Represents interest expense associated with the $221.2 million drawdown on the Company's unsecured credit facility used to finance a portion of the purchase price of the 1440 Broadway Property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: February 27, 2014	By:	/s/ Nicholas A. Radesca
Nicholas A. Radesca
Chief Financial Officer